Exhibit 10.42

RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:

Reed Smith LLP

c/o Marsha A. Houston, Esq.

Christopher O. Rivas, Esq.

515 South Flower Street, Suite 4300

Los Angeles, CA 90071

FIRST MODIFICATION OF DEED OF TRUST AND
ASSIGNMENT OF RENTS AND LEASES

This First Modification to Deed of Trust and Assignment of Rents and Leases (the “First Modification”), is made effective as of June 20, 2025 by and among NATURAL ALTERNATIVES INTERNATIONAL (“Trustor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Beneficiary”).

RECITALS

This First Modification is entered into upon the basis of the following facts and understandings of the parties:

A.    This First Modification pertains to that certain Deed of Trust and Assignment of Rents and Leases dated as of August 16, 2021, executed by and among Borrower, as Trustor, TRSTE, INC., as Trustee, and the Bank, as Beneficiary, and recorded on August 20, 2021, as Instrument No. 2021-0596209, in the Official Records of San Diego County, California (the “Deed of Trust”), and encumbering real property located at 5928 Farnsworth Court, Carlsbad, CA 92008 (as more specifically described in the Deed of Trust, the “Property”).

B.    Concurrently with the execution of this First Modification, Trustor and Beneficiary are executing a Sixth Amendment to Credit Agreement (the “Amendment”), and other documents related thereto, the execution and performance of which are preconditions to the effectiveness of this Second Modification.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Section 2.1(a) of the Deed of Trust is hereby amended and restated as follows:

“(a) payment to Beneficiary of all sums at any time owing and performance of all other obligations arising under or in connection with: (i) certain Term Note in the original principal amount of $10,000,000 dated as of August 16, 2021 (the “Term Note”), made by Trustor in favor of Beneficiary; and (ii) that certain Revolving Line of Credit Note in the original principal amount of $20,000,000 dated as of September 19, 2022, as modified by that certain First Modification to Promissory Note dated as of February 13, 2024, which among other things reduced the maximum indebtedness to $12,500,000, and further modified that certain Second Modification to Revolving Line of Credit Note dated as of June 20, 2025, which among other things reduced the maximum indebtedness to $10,000,000 (as modified, the “LOC Note”) (the “Term Note, together with the LOC Note are hereinafter describes as the “Notes”); each with interest as provided therein, together with the payment and performance of any other indebtedness or obligations incurred in connection with the credit accommodation evidenced by such Notes, whether or not specifically referenced therein.”

2.    The real property interest described in the Deed of Trust shall remain subject to the lien, charge or encumbrance of the Deed of Trust and nothing herein contained or done pursuant hereto shall affect or be construed to affect the liens, charges or encumbrances of the Deed of Trust, or the priority thereof over other liens, charges or encumbrances, or to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Notes, the Deed of Trust, the Amendment, or this Second Modification, or any documents related thereto.

3.    All terms and conditions of the Deed of Trust not expressly modified herein remain in full force and effect, without waiver or amendment. This Second Modification and the Deed of Trust shall be read together, as one document.

(Signatures on Following Page)

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Modification to be executed and delivered on the date first set forth above.

TRUSTOR:

NATURAL ALTERNATIVES INTERNATIONAL, INC.

By:	/s/
Michael Fortin, Chief Financial Officer

By:	/s/
Mark A. LeDoux, Chief Executive Officer, Chairman of the Board of Directors

BENEFICIARY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/
Name: Casey P. Keller Title: Executive Director